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                                                                   Exhibit 10.13


                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement"), is entered into by and between Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation ("CTP"), and Jack L. Messman ("Messman" or "Employee").

                              W I T N E S S E T H :

     WHEREAS, CTP and Messman wish to enter into an employment relationship in which CTP employs Messman as its President and Chief Executive Officer;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, CTP and Messman hereby AGREE as follows:

          1. Employment. CTP hereby employs Messman as its President and Chief Executive Officer and Messman hereby accepts such employment upon the terms and conditions set forth below.

          2. Term. The term of Messman's employment shall be one year beginning on July 19, 1999, as further extended or unless sooner terminated in accordance with the other provisions of this Agreement ("Term"). On the first anniversary of Messman's employment and on each subsequent such anniversary, the Term shall automatically extend for one year, unless either party shall have given to the other party written notice of termination of this Agreement at least 30 days before such anniversary, which notice shall effect the termination of Messman's employment upon the expiration of the Term and any extensions thereto.

          3. Office and Duties.

               (a) During the Term and subject to the other provisions of this Agreement, Messman shall serve as President and Chief Executive Officer of CTP and, subject to any restrictions set forth in the Shareholders' Agreement or in the Bylaws of CTP, Messman shall perform such duties as are customary for a President and Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board of Directors of CTP.

               (b) During the Term hereof, Messman shall use his best efforts to carry out his duties and responsibilities hereunder and devote his entire working time to the business and affairs of CTP and shall not, in any advisory or other capacity, work for any other individual, firm or corporation without first having obtained the written consent of the Board of Directors of CTP, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Board of Directors of CTP acknowledge that Messman currently is a director of Safeguard, Novell, USData, Tandy and Metallurg and no consent is required with respect to those directorships.
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               (c) During the Term hereof, the principal place of employment of
          Messman shall be CTP's headquarters in Cambridge, Massachusetts or such other locations as may be selected for CTP's facilities, although it is understood that in connection with his duties under this agreement, Messman will be required to travel to and perform services at other locations.

               (d) Messman represents and warrants that he is not subject to any agreement, covenant, understanding or restriction, including without limitation any non-competition agreement, that would prohibit him from executing and performing fully his duties and responsibilities under this Agreement.

               (e) Messman agrees to cooperate at the request of CTP in any efforts to obtain "key-man" life insurance on his life.

          4. Compensation. As compensation for the services to be rendered hereunder by Employee, CTP agrees to pay or provide to Messman:

               (a) Salary. A basic salary (the "Base Salary") for such services at the annual rate of $650,000, payable in periodic installments in accordance with CTP's regular payroll practices in effect from time to time. This rate of compensation shall be reviewed by the Board of Directors at least once per fiscal year and may be increased at the discretion of the Board of Directors of CTP, but not reduced, during the Term hereof.

               (b) Bonus. An annual bonus payable after the end of each fiscal year commencing with the end of 1999, based upon the Employee's performance during such fiscal year. At the discretion of the Board of Directors, the Employee may receive an annual bonus equal to 100% of his annual base salary for above-average performance and up to 200% of his annual base salary for exceptional performance. The amount of this annual bonus may be reviewed and adjusted by the Board of Directors from year to year.

               (c) Options.

                    (i) On August 27, 1999, CTP granted to Messman options to
               purchase, at an exercise price of $14.438 per share, the reported closing price of CTP's common stock on the Nasdaq National Market system on August 26, 1999, an aggregate of 1,200,000 shares of common stock of CTP, in accordance with and subject to CTP's applicable Stock Option Plan as amended from time to time and the terms and conditions set forth in the applicable Option Agreement between CTP and Messman, as follows:

                         (A) Options to purchase 27,704 shares under CTP's 1991
                    Stock Option Plan pursuant to CTP's Executive Incentive Stock Option Agreement with Messman;

                         (B) Options to purchase 572,296 shares under CTP's 1991
                    Stock Option Plan pursuant to CTP's Executive Non-Qualified Option Agreement with Messman; and



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                    (C) Options to purchase 600,000 shares under CTP's 1998
               Stock Option Plan pursuant to CTP's Executive Non-Qualified Option Agreement with Messman.

          Each applicable Option Agreement is attached hereto and incorporated herein and a copy of CTP's Special Option Plan has been provided to Messman.

               (ii) On August 27, 1999, CTP shall grant to Employee 300,000 restricted shares of CTP's common stock, which shall vest according to the schedule set forth in the restricted stock grant agreement which is attached hereto and incorporated herein.

               (iii) CTP may grant to Employee additional annual options at the discretion of the Management Resource Committee.

               (d) Medical. CTP shall obtain immediately medical and health insurance coverage for Messman and his spouse and unemancipated children, similar to medical and health benefits provided to CTP's other executive employees. Medical insurance coverage will be reviewed from time to time and adjusted at the discretion of the Board of Directors to maintain such coverage at levels commensurate with the size and financial condition of CTP.

               (e) Life Insurance. CTP will purchase term life insurance in an amount that is commensurate to that which is provided to other senior executives of CTP.

               (f) Other Benefits. Nothing contained herein shall be deemed to limit or affect the right of Messman to receive other forms of compensation or to participate in any retirement, disability, profit sharing, stock option, cash or stock bonus or other plan or arrangement, or in any other benefits now or hereafter provided by CTP for its employees or executives at the sole discretion of the Board of Directors of CTP.

               (g) Business Expenses. CPT shall reimburse Employee for all reasonable expenses incurred by him in connection with the performance of his duties hereunder subject to Employee's timely submission of appropriate documentation in accordance with its regular reimbursement policies in effect from time to time.

               (h) Vacation. Messman shall be entitled to a paid vacation (taken consecutively or in segments) of six weeks during each fiscal year, adjusted pro rata for any partial fiscal year during the Term hereof. Such vacation may be taken at such times as is reasonably consistent with proper performance by Messman of his duties and responsibilities hereunder.

               (i) Relocation Expenses. CTP will reimburse Messman for his reasonable costs incurred in connection with his relocation from Ft. Worth, Texas to the Cambridge, Massachusetts area to commence employment hereunder, including the following:



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                    (i) The cost of packing, shipping, storage of and unpacking the household belongings of Messman and his immediate family from Ft. Worth, Texas to the Cambridge, Massachusetts area;

                    (ii) The difference between the unadjusted price at which
               Messman sells his Ft. Worth residence and the unadjusted price at which he purchased the Ft. Worth residence, if such sale price does not exceed such purchase price; and

                    (iii) Non-recoverable transaction costs of purchasing a home in the Cambridge area including only the following: home inspection fee, transfer tax and other closing costs.

     All reimbursements made hereunder shall be contingent upon Messman's prior submission to CTP's of supporting receipts, invoices or other similar documentation.

     Since Messman's Ft. Worth residence was unsold on the closing date for his purchase of a residence in the Cambridge area, CTP shall grant him an interest-free loan in the amount of his equity in his Ft. Worth residence, the proceeds of which shall be applied in their entirety to the purchase price of a residence in the Cambridge area, and which loan shall be repaid in its entirety from the proceeds of the sale of the Ft. Worth residence.

          5. Death and Disability.

               (i) The Term of employment of Messman shall terminate upon the death of Messman, or, at the option of CTP, in the event of physical or mental incapacity or disability that renders him unable, with reasonable accommodation, to perform the essential duties required of him under this Agreement ("Disability") for a period of 90 consecutive days or for one hundred eighty (180) days or more during any period of twelve (12) consecutive months. Such Disability shall be subject to verification by a qualified physician if requested by Messman or his duly appointed representative. During any period of Disability prior to termination, Messman shall continue to be compensated as provided herein (less any payments due Messman under disability benefit programs paid for by CTP, including without limitation Social Security disability, worker's compensation and disability or retirement benefits).

               (ii) In the event of the death of Messman during the period of employment or in the event of the termination of this Agreement by CTP because of the Disability of Messman, Messman shall be entitled to receive the compensation specified in Paragraphs 4(a), 4(b) and 4(g) earned by Messman through the date of death or termination and the restricted shares granted under Paragraph 4(c)(ii) shall automatically be fully vested. CTP thereafter shall have no further obligations under this Agreement except for its obligations to pay any vested Messman benefits referred to in Paragraph 4 hereof.



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          6. Termination of Employment.

               (a) CTP may terminate this Agreement with cause immediately upon written notice to Messman. "Termination for cause" shall mean discharge by CTP on the following grounds:

                    (i) Messman's plea or conviction in a court of law of any
               crime or offense, which plea or conviction, as determined by the Board of Directors in its sole discretion, makes him unfit for continuing employment, prevents him from effective management of CTP or materially adversely affects the reputation or business activities of CTP.

                    (ii) Dishonesty or willful misconduct that, as determined by the Board of Directors, materially, adversely affects the reputation or business activities of CTP.

                    (iii) Substance abuse, including the possession or use of
               illegal drugs or the abuse of legal drugs or alcohol or being under the influence of drugs or alcohol in the workplace or during the course of his duties.

                    (iv) Misappropriation of funds or other property.

                    (v) Messman's continuing material failure or refusal to
               perform his duties in accordance with the terms of this Agreement or to carry out in all material respects the lawful directives of the Board of Directors; provided that discharge pursuant to this subparagraph (v) shall constitute discharge for cause only if Messman has first received written notice from the Board of Directors of CTP stating with specificity the nature of such failure or refusal and, if requested by Messman within 10 days thereafter, Messman is afforded a reasonable opportunity to be heard before the Board.

          Upon termination for cause, Messman shall lose all right, title and interest in and to all payments required to be made in accordance with the provisions of this Agreement, and CTP shall have no further obligation to Messman hereunder, except for compensation pursuant to Paragraphs 4(a) and 4(g) to which Messman is entitled through the date of termination, bonus compensation to which Messman is entitled for and in respect of the preceding fiscal year if not theretofore paid, and any benefits referred to in Paragraph 4 hereof to which Messman has a vested right under the terms and conditions of the plan or program pursuant to which such benefits were granted.

               (b) CTP, at the sole discretion of the Board of Directors, may remove Messman from the position of President and Chief Executive Officer without cause at any time. In the event of such removal without cause, CTP shall employ Messman in an advisory capacity for a period of not less than two years from the date of such removal and shall pay or provide to Messman during the two-year period: (i) his then Base Salary pursuant to the provisions of Paragraph 4(a) (ii) an amount equal to the average of the



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          annual bonus paid to Messman for each of the two years prior to his removal, payable in the same periodic installments as his then Base Salary under (i) above, and (iii) the medical, health and life insurance coverages pursuant to the provisions of Paragraphs 4(d) and
          (e). Notwithstanding any of the foregoing, CTP shall not be obligated to make payments or provide benefits under this Subparagraph unless Messman has executed and delivered to CTP a further agreement satisfactory to CTP, including without limitation a general release of all claims, a provision incorporating his duties under Paragraphs 7 and 8 and a continued assistance agreement.

               (c) Messman may terminate this Agreement by giving three (3) months' written notice to the Board of Directors of CTP. CTP can waive this notice and agree with Messman to an earlier termination date. Upon termination by Messman, all obligations of CTP and Messman under this Agreement will cease as of the date of final termination, except Messman's obligations under Paragraphs 7 and 8 will survive.

          7. Restrictive Covenants and Confidentiality; Injunctive Relief.

               (a) In exchange for and in consideration of this Agreement, Messman agrees that, during the Restricted Period (as defined below), he shall not, either directly or indirectly, in any capacity whatsoever:

                    (i) Solicit, entice or induce any Customer (as defined
               below) to become a client, customer, OEM, distributor or reseller of any other person, firm, corporation or other business with respect to products and/or services provided or under development by CTP, its affiliates, subsidiaries, successors or assigns before or during the Restricted Period, or to cease doing business with CTP, its affiliates, subsidiaries, successors or assigns, and Messman shall not approach any such person, firm, corporation or business for such purpose or authorize or knowingly allow the taking of such actions by any other person;

                    (ii) Solicit, induce or encourage any employee during the
               Restricted Period of CTP or its affiliates, subsidiaries, successors or assigns to become employed by any other person, firm, corporation or business or to leave their employment with CTP, its affiliates, subsidiaries, successors or assigns. In addition, neither Messman nor any person, corporation, firm or business for whom he is employed or with whom he is involved will hire any person who is then, or was at any time during the one year prior to such hiring, an employee of CTP, its affiliates, subsidiaries, successors or assigns, unless such employee is CTP involuntarily terminated by CTP, its affiliates, subsidiaries, successors or assigns.

                    (iii) Compete with, or encourage or assist others to compete with, solicit or engage in business in competition with, any business, product or service provided or under development by CTP, its affiliates, subsidiaries. successors or assigns before or during the Restricted Period. The restriction contained in this subparagraph shall apply anywhere where CTP, its affiliates,



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               subsidiaries, successors or assigns conducted business in the two years preceding his termination or during the remainder of the Restricted Period thereafter.

          For purposes of this Paragraph 7, "Restricted Period" means, the Term of this Agreement and any renewals and extensions thereof, and in addition thereto:

               1. If Messman is terminated for cause, the two-year period beginning on the effective date of such termination; or

               2. If Messman is terminated without cause, the two-year period beginning on the effective date of such termination.

               3. If Messman terminates his employment pursuant to Paragraph 6(c), the one-year period beginning on the effective date of such termination.

          For purposes of this Paragraph 7, a "Customer" means any person or entity which is or was a client, customer, OEM, distributor or reseller of CTP, its affiliates, successors or assigns or a bona fide prospect to become a Customer at any time in the two years preceding his employment termination or during the Restricted Period.

          Nothing in the foregoing shall prohibit Messman from engaging in any business that is not in competition with CTP, its affiliates, subsidiaries, successors and assigns after termination of employment with CTP, or investing in the securities of any corporation having securities listed on a national securities exchange, provided that such investment does not exceed 5% of any class of securities of any corporation engaged in business in competition with CTP, its affiliates and subsidiaries and provided that such ownership represents a passive investment and that neither Messman nor any group of persons including him, in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

               (b) Messman acknowledges that during the Term of his employment, he will have access to confidential information of CTP, its affiliates and subsidiaries, including information about "Developments" (as defined in Paragraph 8 below), business plans, costs, customers, profits, markets, sales, products, services, strategies, marketing, key personnel, pricing policies, operational methods and other business affairs and methods and other information not available to the public or in the public domain (hereinafter referred to as "Confidential Information"). In recognition of the foregoing, Messman covenants and agrees that, except as required by his duties to CTP, Messman will keep secret all Confidential Information and will not, directly or indirectly, either during the Term of his employment hereunder or at any time thereafter while such Confidential Information remains confidential, disclose or disseminate to anyone or make use of, for any purpose whatsoever except for the benefit of the Company in the course of his employment, any Confidential Information, and upon termination of his employment, Messman will promptly deliver to CTP all tangible materials and objects containing Confidential Information (including all copies thereof, whether prepared by Messman or



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          others) which he may possess or have under his control. The term
          "Confidential Information" shall not include any information which can be demonstrated (i) to be generally known in the industry or to the public other than through breach of Messman's obligations hereunder,
          (ii) to have been in Messman's possession prior to his employment with CTP and not assigned to CTP, or (iii) to have been disclosed to Messman by an independent third party not under any obligation of confidentiality.

               (c) Messman represents that he has, prior to the execution of this Agreement, reviewed this Agreement thoroughly.

               (d) Messman acknowledges that the restrictions contained in this Paragraph 7 are reasonable and necessary to protect the legitimate business interests of CTP and that CTP would not have entered into this Agreement in the absence of such restrictions. By reason of the foregoing, Messman agrees that if he violates any of the provisions of this Paragraph 7, CTP would sustain irreparable harm and, therefore, irrevocably and unconditionally (i) agrees that in addition to any other remedies which CTP may have under this Agreement or otherwise, all of which remedies shall be cumulative, CTP shall be entitled to apply to any court of competent jurisdiction for preliminary and permanent injunctive relief and other equitable relief, (ii) that such relief and any other claim by CTP pursuant hereto may be brought in the United States District Court for the District of Massachusetts, or if such court does not have subject matter jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the Commonwealth of Massachusetts; (iii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iv) waives any objection which Messman may have to the laying of venue of any such suit, action or proceeding in any such court. Messman also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions hereof. In the event that any of the provisions of this Paragraph 7 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. In the event of a lawsuit pursuant to this Paragraphs 7 and 8, the prevailing party shall be entitled to recover reasonable costs, expenses and attorney's fees from the other party.

               (e) Messman agrees that CTP may provide a copy of this Paragraph 7 to any business or enterprise (i) which the Messman may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of, or
          (ii) with which he may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used; provided, however, that this provision shall not apply as to subparagraph (a) or (b) after expiration of the time periods set forth therein or with respect to any activities, entities or persons excluded by the terms hereof. Messman will provide the names and addresses of any of such persons or entities as CTP may from time to time reasonably request.



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               (f) In the event of any breach or violation of the restriction contained in subparagraph (a) above, the Restricted Period therein specified shall be tolled and shall not begin to run until such violation has been fully and finally cured.

          8. Ownership of Inventions and Ideas. Messman acknowledges that CTP shall be the sole owner of all the results and proceeds of Messman's service hereunder, including but not limited to, all patents, patent applications, patent rights, formulas, copyrights, inventions, developments, discoveries, other improvements, data, documentation, drawings, charts, and other written, audio and/or visual materials relating to equipment, methods, products, processes, or programs in connection with or useful to CTP's business (collectively, the "Developments") which Messman, by himself or in conjunction with any other person, may conceive, make, acquire, acquire knowledge of, develop or create during the Term of Messman's employment hereunder, free and clear of any claims by Messman (or any successor or assignee of him) of any kind or character whatsoever other than Messman's right to compensation hereunder. Messman acknowledges that all copyrightable Developments shall be considered works made for hire under the Federal Copyright Act. Messman hereby assigns and transfers his right, title and interest in and to all such Developments, and agrees that he shall, at the request of CTP, execute or cooperate with CTP in any patent applications, execute such assignments, certificates or other instruments, and do any and all other acts, as the Board of Directors of CTP from time to time reasonably deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend CTP's right, title and interest in or to any such Developments.

          9. Survival and Assignment. The provisions of Paragraphs 7 and 8 shall survive the termination of this Agreement for any reason whatsoever. In addition, Paragraphs 7 and 8 shall inure to the benefit of CTP's successors and assigns and its rights hereunder will automatically be assigned.

          10. Change of Control.

               (a) If, during the Term, there should be a Change of Control (as defined herein) and the acquiring or resulting entity shall not offer Messman comparable employment before the effective date of such Change of Control, Messman's employment shall terminate and CTP shall continue to pay Messman his then current Base Salary on regularly-scheduled paydays, as reduced by all voluntary and required withholdings, for not less than two years from the effective date of such Change of Control.

               (b) Notwithstanding anything to the contrary in this Agreement or in any other agreement or document relating to stock grants, options, or restrictions, all stock grants and outstanding stock options granted to Messman shall become immediately vested and exercisable and any and all rights CTP may have to repurchase securities from Messman shall immediately expire on the effective date of such Change of Control to the extent permitted by the applicable plans and law.

               (c) Notwithstanding any of the foregoing, CTP shall not be obligated to make payments or provide benefits under this Subparagraph unless Messman has



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          executed and delivered to CTP a further agreement satisfactory to CTP, including without limitation a general release of all claims, a provision incorporating his duties under Paragraphs 7 and 8 and a continued assistance agreement.

               (d) A "Change of Control" of CTP shall mean:

                    (i) The acquisition by any person, entity or "group" of
               beneficial ownership of 50% or more of either the then outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally in the election of directors; and/or

                    (ii) The sale, conveyance or other disposition in one or a series of related transactions of all or substantially all of the assets of CTP.

          11. Disputes/Good Faith Negotiations

               (a) If any dispute arises under this Agreement that is not settled promptly in the ordinary course of business, Employer and Messman shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations.

               (b) Except as provided in respect of the provisions set forth in Paragraphs 7 and 8 hereof, and specifically as provided in Paragraph 7(d), any dispute arising under this Agreement or out of his employment shall be resolved exclusively by arbitration before the American Arbitration Association at its Boston, Massachusetts offices in accordance with its National Rules for the Resolution of Employment Disputes. The arbitration decision shall be final and binding on both parties, who shall be precluded from bringing or raising in any court or other forum any dispute that was or could have been brought or raised pursuant to this Agreement. Judgment upon such award may be entered in any state or federal court of competent jurisdiction.

          12. Miscellaneous.

               (a) Any notice authorized or required to be given or made by or pursuant to this Agreement shall be made in writing and either personally delivered or mailed by overnight express mail to the respective address of the party to receive such notice, which address is the one designated below the name of such party on the signature page hereof, or to such other address as a party may specify by notice to the other parties hereto.

               (b) This Agreement cancels and supersedes any and all prior agreements and understandings, whether written or oral, between or among any or all of the parties hereto with respect to the employment by or obligations of Messman to any thereof. This Agreement constitutes the entire agreement among the parties with respect



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          to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto.

               (c) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Messman hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Messman.

               (d) Messman agrees that the obligations of CTP hereunder shall be limited to CTP only, and Messman agrees that he shall not bring any claim or suit against any director, shareholder, employee or representative of CTP or any person other than CTP for any breach or default hereunder.

               (e) If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

               (f) No remedy conferred upon any party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by any party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

               (g) This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

          13. Controlling Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts



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     IN WITNESS WHEREOF, and intending to be bound hereby, Messman has hereunto set his hand and CTP has caused this Employment Agreement to be duly executed.

                                          CAMBRIDGE TECHNOLOGY PARTNERS
                                          (MASSACHUSETTS), INC.


/s/ Jack L. Messman     /As of 8/27/99    By: /s/ James P. O'Hare /As of 8/27/99
--------------------------------------       -----------------------------------
Jack L. Messman             Date          Name:                       Date
                                               ---------------------------------
                                          Title:
                                                --------------------------------









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